NOVASTAR RESOURCES LTD.

TECHNICAL ADVISORY BOARD MEMBER AGREEMENT

TECHNICAL ADVISORY BOARD MEMBER AGREEMENT, dated as of June 20, 2006 (the “Agreement”), by and between NOVASTAR RESOURCES LTD., a Nevada corporation, having its principal place of business at 8300 Greensboro Drive, Suite 800, McLean, VA 22102 (“the Company”) and Dr. Joseph Sam Armijo, an individual residing at 6625 Aston Circle, Spanish Springs, Nevada, 89436 (“the Advisor”).

BACKGROUND

The Company desires to appoint Advisor as the Chair of the Company’s Technical Advisory Board to perform the Services (as defined below) and the Advisor desires to perform the Services for the Company subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto intending to be legally bound hereby agree as follows:

1.    THE SERVICES.

Subject to the terms of this Agreement, the Advisor agrees to become the Chair of the Company’s Technical Advisory Board and to perform the following services ( the “Services”):

Advisor will chair the Company’s Technical Advisory Board. The Advisor will lead a technical team to evaluate the work done by Kurchatov Institute in Moscow, and plan for future research & development efforts. Advisor will consult with the Company on the development of an Intellectual Property (IP) portfolio strategy. Advisor will assist the Company in the identification and recruitment of technical employees. Advisor will assist the Company in the identification and evaluation of new and emerging business opportunities. The Advisor will make himself available to discuss and review with management and the Company’s board of directors technical matters relating to the Company’s business. In addition, the Advisor will make himself available to attend meetings of the Technical Advisory Board. The Advisor shall perform such other similar tasks as the Company may request. The Services will be performed by the Advisor mostly from the State of Nevada.

2.    TERM.

The initial term of this Agreement shall be for a period of three (3) years; provided, however, that this Agreement shall automatically be extended for additional periods of one (1) year by mutual agreement of the parties. The Agreement may be terminated by either party by giving sixty (60) days written notice prior to the end of the initial term or any extended term or otherwise terminated in accordance with Section 5. In the event of the termination of this Agreement, the Advisor shall promptly return to the Company any and all equipment, documents, or materials in his possession in whatever form or medium, and all copies made thereof, which the Advisor received from the Company for purposes of this Agreement, as well as all Work Product as defined and described in Section 6 of this Agreement.

3.    FEES AND REIMBURSEMENT OF CERTAIN EXPENSES.

A.    The Company shall pay the Advisor a consulting fee (the “Fee”) equal to Two-hundred-fifty dollars ($250.00) per hour for Services performed. The maximum billing is expressly limited to no more than eight (8) hours in any calendar day unless the advisor is traveling at the request of the Company. The Advisor is entitled to bill the Company for a minimum of twenty (20) hours in any calendar month whether or not the Company has actually requested the Advisor to provide twenty (20) hours of Service in any such month. If the Advisor provides the Company with more than twenty (20) hours of Service in any calendar month, the Fee shall be reduced by twenty percent (20%) to two-hundred dollars ($200.00) for each hour of service performed by the Advisor in excess of twenty (20) hours. Upon selection by the Advisor, the Company will pay all or a portion of the Fee in cash, stock, options or other securities of the Company. In addition, the Company may from time to time request the Advisor to work on special projects that require extensive time or travel arrangements. In such instances, the Company and the Advisor shall mutually agree upon the compensation to be paid to the Advisor in lieu of the Fee for services in connection with such projects. The Fee shall be payable monthly, no later than the 10th business day, following the receipt by the Company from the Advisor of an invoice that sets forth in reasonable detail the number of hours the Advisor worked and a description of the work the Advisor performed.

B.    Stock Options. The Company agrees to grant the Advisor a nonqualified stock option for the purchase of one-hundred-fifty thousand (150,000) shares of the Company’s common stock. The option’s exercise price will be equal to the fair market value of the Company’s common stock on the date of grant. The grant date shall be the same as the date that this agreement is signed by the Company. The options shall vest in equal monthly installments over a three (3) year period. If the Advisor is terminated by the Company then all remaining unvested options shall vest immediately. The Options will have a term of ten (10) years from the date of grant. If the Company retains another advisor to serve on the Technical Advisory Board and awards the new advisor a greater number of options as a retainer (i.e., not as compensation for hours of service), the Advisor’s option grant will be increased to match those offered the new advisor.

C.    Upon termination of this Agreement for any reason, the Advisor expressly understands and agrees, notwithstanding paragraphs 3(B) of this Agreement, that the Company’s sole obligation shall be to pay the Advisor the Fee for Services rendered through the effective date of termination or expiration and any amounts payable to the Advisor pursuant to paragraph 6(C) in connection with respect to Services performed through the date of termination.

D.    Reimbursement of any reasonable travel expenses, if any, shall be made according to the Company’ corporate policy. The Advisor shall be reimbursed for travel time (less overnight sleep time) at rates specified in paragraphs 3A and for other reasonable and necessary expenses actually incurred or paid by the Advisor during the term or any travel in the performance of the Services within twenty (20) business days of the submission and approval by the Company of expense statements, vouchers, or other supporting information reasonably acceptable to the Company.

E.    The Advisor shall not be entitled to participate in any fringe benefits or privileges given or extended by the Company to its officers and employees, including without limitation, medical benefits, retirement plans or stock options, except as otherwise contained in paragraph 3(B) of this Agreement. The Advisor shall be responsible for the payment of all federal, state and local taxes. The Advisor warrants and represents that during the term of this Agreement or any extension thereof, the Advisor shall comply with all laws, rules and regulations required by appropriate government authorities for independent contractors, including the appropriate withholding, reporting and payment of all required taxes

4.    DUTIES AND EXTENT OF SERVICES

The Company recognizes that the Advisor will continue to serve on governmental advisory committees, will continue to consult with utilities operating nuclear power plants and will continue to serve as an adjunct professor at the University of Nevada, Reno. Upon the execution of this Agreement and throughout its term or any extension thereof, the Advisor shall assume the position of the Advisor to the Company and the Advisor shall be available as necessary or appropriate in order for Advisor to effectively perform the Services. The Advisor shall exert the Advisor’s best efforts and attention to the affairs of the Company. The Advisor shall notify the Company promptly of any new engagement or commitment which could reasonably be expected to interfere or conflict with the performance of Services hereunder.

5.    TERMINATION

The Advisor’s engagement hereunder shall terminate at the end of the term or any extension thereof as set forth in Section 2 hereof or sooner upon the occurrence of any of the following events:

A.    The termination of the Advisor hereunder by the Company at its option, for any reason or no reason, to be exercised by sixty (60) days written notice from the Company to the Advisor.

B.     The termination by the Advisor at his option, for any reason or no reason, to be exercised by sixty (60) days written notice from the Advisor to the Company.

C.    The Advisor’s death. In this event all moneys owed to the Advisor, as well as stock, options and patent royalty rights will become the property of the Advisor’s estate.

6.    WORK FOR HIRE

A.    The parties acknowledge and agree that with the exception of paragraphs 6C of this agreement, all rights, including without limitation ownership, patent and copyright, in any software, materials, reports (including, without limitation, report books, reference materials and other literature relating to the Company’ products or services or otherwise related to the Services), memoranda, graphics, logos or other work product prepared by the Advisor pursuant to the terms of this Agreement, or otherwise for the Company (hereinafter the “Work Product”) vest in the Company. The parties expressly acknowledge that the Work Product was specially ordered or commissioned by the Company and further agree that it shall be considered a “Work Made for Hire” within the meaning of the copyright laws of the United States and that the Company is entitled, as sole author, to the copyright and all other rights therein, throughout the world, including but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion. The Advisor also agrees to keep necessary records, made alone or with others during the course of performing Services pursuant to this Agreement, and agrees to furnish the Company, upon request, with all such records.

C.    The Company will pay the Advisor: (1) Five-hundred dollars ($500) in cash compensation for any patentable disclosure made by the Advisor to the Company; (2) Five-thousand dollars ($5,000) in cash or equity, at the Advisor’s option, for each patentable disclosure made by the Advisor to the Company for which the Company files a patent application; and (3) a five percent (5%) royalty payment on any gross proceeds received by the Company from the sale of any products or licenses covered by the patented rights associated with any patent derived from Services performed hereunder. Where the disclosures of patentable inventions are made jointly, the Company will pay the Advisor and each other inventor, who is also a consultant to the Company, five-hundred dollars ($500) for disclosure. The lead inventor, as determined by the Technical Advisory Board, will be awarded two-thousand-five-hundred dollars ($2,500) of the five-thousand dollars ($5,000) in cash or equity of the patent filing bonus with the remainder being divided pro rata among the other inventors. Any royalties will be allocated by assigning two-and-one-half percent (2.5%) to the lead inventor and the remaining two-and-one-half percent (2.5%) to be divided equally among any other inventors. Notwithstanding the foregoing, the Company shall determine, in its sole and absolute discretion, what constitutes a “patentable disclosure” and whether or not to file any patent application. Nothing contained in this Agreement shall be construed to obligate the Company to file or prosecute any patent application, maintain any patent, grant any license or make, use, or sell any product or service under any patent or other intellectual property right. Any patent applications or proposed patent applications, shall belong to the Company and shall be treated as the Company's proprietary information under Section 7provided the Company files a patent application within two (2) years of the date of disclosure. If the Company does not file a patent application within two (2) years of the patent disclosure, the invention or inventions described in the disclosure will become the property of the inventor or inventors. Advisor will execute any assignment or other documentation requested by the Company, at the Company's expense, to effect the intent of this Section.

7.    PROPRIETARY INFORMATION

A.    For purposes of this Agreement, “proprietary information” means information relating to the business of the Company or any affiliated or subsidiary entity and shall include (but shall not be limited to) information encompassed in all Work Product, specifications, drawings, graphics, logos, designs, computer programs, source code, object code, models, methodologies, algorithms, user documentation, plans, formulas, proposals, marketing and sale plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of the Company or information of customers or clients of the Company which the Company is required to maintain as confidential.

B.    The Advisor agrees to regard and preserve as confidential, all proprietary information, whether or not it has such information in writing, other physical or magnetic form or such information is contained in the Advisor’s memory or the memory of any of the Advisor’s agents or employees. The Advisor shall not, without written authority from the Company to do so, directly or indirectly, use for the benefit or purpose, nor disclose to any other person or entity, either during the term of the Advisor’s engagement hereunder or thereafter, except as required by the conditions of the Advisor’s engagement hereunder, any proprietary information.

C.    The Advisor shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of the Company. In the Advisor’s performance hereunder, the Advisor shall comply with all legal obligations the Advisor may now or hereafter have regarding the information or other property of any other person, firm or corporation.

D.    The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Advisor, hereafter disclosed in publicly available sources of information, (iii) can be demonstrated to the Company’ satisfaction that it is now in the possession of the Advisor without any obligation of confidentiality, or (iv) has been or is hereafter lawfully disclosed to the Advisor by a third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

8.    NO SOLICITATION AND COVENANT NOT TO COMPETE

A.    During the period commencing on the date hereof and ending two (2) years after the termination of the Advisor’s engagement for any reason (the “Restricted Period”), the Advisor shall not directly or indirectly induce, solicit, persuade or entice or attempt to induce, solicit, persuade or entice any of the employees, the Advisors or agents of the Company to leave the employment of the Company to includes any subsidiaries or to terminate the consultancy or agency relationship with the Company, as the case may be.

B.    During the Restricted Period, the Advisor shall not, without the written consent of a duly authorized officer of the Company: (i) directly or indirectly, whether as principal, agent, stockholder, or in any other capacity, have a financial interest in any company or enterprise which is in competition with any business actively conducted by the Company or any of its subsidiaries or affiliates; provided, however, that this shall not be deemed to preclude the Advisor from owning not more than 1% of the stock or securities of any corporation, the shares of which are registered under Section 12 of the Securities Exchange Act of 1934, as amended or (ii) directly or indirectly, whether as principal, agent, stockholder, employee, the Advisor or in any other capacity, provide any services to any company or enterprise which would result in competition with the services, products and technologies sold, licensed or being developed or planned or otherwise contemplated by the Company or any of its subsidiaries or affiliates at the time of the termination of this Agreement.

C.    During the Restricted Period, the Advisor shall not, directly or indirectly, induce, solicit, persuade or entice or attempt to induce, solicit persuade or entice any person who is then or has been within the preceding 12-month period a customer or account of the Company or any of its affiliates, or any actual customer leads whose identity the Advisor learned of during the term of this Agreement or any extension thereof, to terminate or to adversely alter its contractual or other relationship with the Company or any of its affiliates.

E.    The Advisor hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. The Advisor hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

10.   NOTICES

Any notice of other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the parties at the addresses set forth in the preamble of this Agreement, or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, two days after the date of mailing.

11.   NO RESTRICTIONS

The Advisor represents to the Company, which relies on such representation, that the Advisor is free to enter into this Agreement in that the Advisor is not under any restrictions from a former employer or business that would preclude the Advisor’s from making these agreements. The Advisor understands that the Company does not want the Advisor to disclose to it any confidential information that the Advisor may have obtained from a former employer, although the Advisor is free to use the Advisor’s general knowledge and past experience in the performance of the Services.

12.   GENERAL CONDITIONS

A.    The terms and conditions of Paragraphs 3E, 6, 7, 8, 9, 10, 11, and 12A hereof shall survive the termination of this Agreement or completion of the Services as the case may be.

B.    The Advisor shall not assign this Agreement or delegate the Advisor’s duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the Company.

C.    The Advisor shall perform the Services as an independent contractor and shall not be considered an employee of the Company or partner, joint venturer or otherwise related to the Company for any purpose. Accordingly, the Advisor may not bind the Company to any contract, agreement or arrangement.

D.    This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflicts of laws.

E.    This Agreement constitutes the entire understanding between the Advisor and the Company respecting the Services described herein.

F.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

G.    Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement as of the date first above written.

NOVASTAR RESOURCES LTD.	THE ADVISOR:

By: /s/ Seth Grae	/s/ J. S. Armijo
Name: J. S. Armijo
Name: Seth Grae

Title: CEO and President